Exhibit 10.1.2

_________, 2008

Indas Green Acquisition Corporation
Level 30-31, Six Battery Road
Raffles Place
Singapore 049909

Chardan Capital Markets, LLC
17 State Street, Suite 1600
New York, New York 10004

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned officer and/or director of Indas Green Acquisition Corporation (the “Company”) in consideration of Chardan Capital Markets LLC the representative (“Chardan” or the “Representative”) of the several underwriters (the “Underwriters”), entering into an agreement to underwrite an initial public offering (the “IPO”) of 5,250,000 units (6,037,500 if the over-allotment option is exercised in full), each unit comprised of one ordinary share, par value $.0001 per share of the Company (the “Ordinary Share”); and one warrant exercisable for one share of Ordinary Share the undersigned hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 12 hereof):

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will: (i) vote all Insider Shares owned by the undersigned in accordance with the majority of the votes cast by the Public Shareholders who vote at the special or annual meeting called for the purpose of approving the Business Combination and (ii) vote any Ordinary Shares acquired in or following the IPO in favor of the Business Combination.

2. (a)  In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO, or 36 months in the event the Extended Period is approved by the Company’s shareholders (the later date being the “Termination Date”), the undersigned shall, in accordance with all applicable requirements of the law of the Cayman Islands, take all action reasonably within his power to liquidate the Company and distribute all funds held in the Trust Account to the Public Shareholders as soon as reasonably practicable following the applicable Termination Date in the manner and subject to the deductions set forth in the Prospectus. In addition, from and after the Termination Date, the undersigned will, in accordance with the Company’s Amended and Restated Memoranda and Articles of Association, take all action reasonably within his power to limit the Company’s activities to winding up its affairs and to dissolving the Company and liquidating the Trust Account.

(b) Except with respect to any of the IPO Shares acquired by the undersigned in or following the IPO, the undersigned hereby irrevocably: (i) waives any and all right, title, interest, cause of action or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company; (ii) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, which Claim would reduce, encumber or otherwise adversely affect the amounts held in the Trust Account; and (iii) agrees that the undersigned will not seek recourse (legal, equitable or otherwise) against the Trust Account for any reason whatsoever. The undersigned hereby agrees that it shall promptly reimburse the Trust Account for any distribution of amounts in the Trust Account received by the undersigned in respect of its Insider Shares. For clarity, the undersigned may receive distributions from the Trust Account in respect of the Ordinary Shares acquired by the undersigned in or following the IPO. The undersigned waives the undersigned’s right to exercise redemption rights with respect to any Ordinary Shares owned or to be owned by the undersigned, directly or indirectly, and agrees that the undersigned will not seek redemption with respect to such shares in connection with any vote to approve a Business Combination or the Extended Period.

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination involving a company affiliated with any of the Insiders unless (x) such Business Combination is approved by a majority of the independent directors of the Company and (y) the Company obtains an opinion from an independent third party appraiser, which may or may not be an investment banking firm that is a member of the Financial Industry Regulatory Authority, Inc., reasonably acceptable to the Representative that the purchase price to be paid by the Company in the Business Combination is fair to the Company’s shareholders from a financial perspective.

4. Neither the undersigned nor any Affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5. The undersigned agrees that neither the undersigned nor any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation payable by the Company in the event the undersigned, or any Affiliate of the undersigned originates a Business Combination or otherwise renders services on behalf of the Company prior to or in connection with a Business Combination.

6. The undersigned’s information furnished to the Company and the Underwriters is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended.  The undersigned’s Questionnaire furnished to the Company and the Underwriters is true and accurate in all respects.  The undersigned further represents and warrants to the Company and the Underwriters that:

(a) No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof within two (2) years prior to the date hereof;

(b) The undersigned has not been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) Engaging in any type of business practice; or

(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(d) The undersigned has not been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than sixty (60) days the right of the undersigned to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e) The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated;

(f) The undersigned has not been found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. The undersigned has full right and power, without violating any agreement by which the undersigned is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement and serve as President and a director of the Company. This letter agreement has been duly authorized, executed and delivered by the undersigned and is a valid and binding agreement of the undersigned, enforceable against it in accordance with its terms except as enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

8. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to the Underwriters and their legal representatives or agents (including any investigative search firm retained by the Underwriters) any information they may have about the undersigned’s background and finances (the “Information”).  Neither the Underwriters nor their agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

9. To the extent the Representative does not exercise the over-allotment option to purchase up to an additional 787,500 units of the Company, the undersigned agrees it shall return to the Company for cancellation, at no cost to the undersigned, a number of Insider Shares held by the undersigned determined by multiplying 196,875 by a fraction, (i) the numerator of which is 787,500 minus the number of Ordinary Shares included as part of the Units purchased by the Representative upon exercise of its over-allotment option and (ii) the denominator of which is 787,500. The forfeited amount shall be in an amount sufficient to cause the existing Shareholders in the aggregate to maintain control over no more than 20% of the Ordinary Shares then-outstanding after giving effect to the IPO and the exercise, if any, of the over-allotment option.

10. The undersigned agrees to serve as President and a director until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.

11. As used herein: (i) “Affiliate” shall mean any member of the family of the undersigned or any entity or person that directly or indirectly controls, is controlled by or is under common control with, the undersigned; (ii) “Business Combination” shall mean an acquisition, by merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination of one or more operating businesses as described in the registration statement relating to the IPO; (iii) “Extended Period” shall mean the extension of the Company’s corporate existence from 24 to 36 months pursuant to the Company’s Amended and Restated Memorandum and Articles of Association; (iv) “Insiders” shall mean all of the Company’s officers and directors, Mission Biofuels Limited, Value Insights LLP and their Affiliates; (v) “Insider Shares” shall mean all of the Ordinary Shares owned by the Insiders prior to the IPO; (vi) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; (vii) “Prospectus” shall mean the prospectus contained in the registration statement relating to the IPO; (viii) “Public Shareholders” shall mean the holders of the securities issued by the Company in the IPO; and (ix) “Trust Account” means the trust account in which the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the Prospectus.

12. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

13. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the undersigned, the Company and the Representative. This letter agreement shall be binding on the undersigned and such person’s successors, heirs, personal representatives and assigns.

14. The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters representatives of, or fiduciaries with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter thereof.

By:
Arvind Bansal